CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K-A of our report dated September 16, 2022, relating to the financial statements of Green Tree Combined Entities as of December 31, 2021 and 2020.

Certified Public Accountants

Lakewood, CO

March 8, 2023